                   WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

       THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment") is dated as of September 27, 1999 (the "Effective Date") and is entered into by and among United Artists Theatre Company, a Delaware corporation (the "Company"), the several financial institutions party hereto (individually, a "Lender" and collectively, the "Lenders"), Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as administrative agent (in such capacity, the "Administrative Agent"), BankBoston, N.A., as documentation agent (in such capacity, the "Documentation Agent"), Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc., as co-syndication agents (in such capacity, the "Co-Syndication Agents") and PNC Bank, N.A., as co-agent (in such capacity, the "Co-Agent"), and amends the Credit Agreement dated as of April 21, 1998 among the Company, certain of the Lenders and certain of the Agents, as amended by a First Amendment and Master Assignment and Acceptance Agreement dated as of June 11, 1998 and a Second Amendment dated as of March 31, 1999 (as so amended, the "Agreement").


                                       RECITALS

       A. Pursuant to Section 6.02(b) of the Agreement, the Company has delivered to the Administrative Agent and the Lenders a compliance certificate dated August 27, 1999 (the "July 1, 1999 Compliance Certificate") which, based on computations from the financial statements of the Company as of July 1, 1999, demonstrates that certain Defaults and Events of Default have occurred under the Agreement.

       B. The Company has requested that such Defaults and Events of Default be waived and that the financial covenants in the Agreement be amended consistent with the Company's projections of the future financial performance of the Company.

       C. On the terms and conditions contained in this Third Amendment, the Majority Lenders have agreed to waive such Defaults and Events of Default, the Lenders holding Revolving Commitments have agreed to make available to the Company the undrawn amount of the Revolving Commitment, and the Company and the Required Class Lenders have agreed to amend, among other things, the financial covenants of the Company, the interest rates payable on the Loans, the Maturity Date of Loans, and the application to be made of certain prepayments and repayments of Loans.

       NOW, THEREFORE, the parties hereto agree as follows:

1. TERMS. All capitalized terms used herein have the same meanings as in the Agreement unless otherwise defined herein.

2. WAIVER. On the terms and conditions contained in this Third Amendment, the Lenders hereby waive the Events of Default and Defaults occurring under Section
7.12 (Financial Ratios) of the Agreement as a result of the financial results of the Company's performance for the period ending July 1, 1999 as set forth in the July 1, 1999 Compliance Certificate. This waiver is granted in reliance on, and its effectiveness is subject to, the accuracy of the representations and warranties of the Company contained in the July 1, 1999 Compliance Certificate and in this Third Amendment. The Lenders do not waive any Defaults or Events of Default not described in the July 1, 1999 Compliance Certificate.

3. AMENDMENTS TO AGREEMENT. The Company, the Lenders, the Issuing Lenders and the Agents agree that the Agreement is hereby amended as follows:

       3.01 PRICING. To equalize among the Tranches of Credit Exposures the interest payable under the Agreement, Schedule 1.01(a), which is referred to in the definition of "Applicable Amount" in Section 1.01, is amended to read as set forth on Schedule 1.01(a) to this Third Amendment. To define the rate of interest payable during the continuance of an Event of Default, a new sentence is added at the end of Section 2.10(c) to read as follows: "Interest calculated in accordance with this Section 2.10(c) is the 'Default Interest Rate.'"

       3.02 MATURITY. To equalize the Maturity Dates of the Loans and Commitments, the definitions of "Tranche B Term Loan Maturity Date" and "Tranche C Term Loan Maturity Date" are amended to replace the dates set forth therein (April 21, 2006, and April 21, 2007, respectively) with the date "April 21, 2005."

       3.03 APPLICATION OF OPTIONAL PREPAYMENTS. To revise the effect and application of optional prepayments made by the Company, Section 2.07 is amended to read as follows:

       "2.07 OPTIONAL PREPAYMENTS. Subject to Section 3.04, the Company may, at any time or from time to time in accordance with this Agreement, prepay Loans and Cash Collateralize Letters of Credit in whole or in part. All such prepayments and cash collateralizations shall be applied in accordance with Section 2.08(c). The Company shall deliver by Requisite Notice a notice of any prepayment hereunder which must be received by the Administrative Agent not later than 9:00 a.m. (San Francisco time) at least three Business Days prior to the date of prepayment (or, in the case of a payment applicable to Base Rate Loans, in accordance with Section 2.08(c)(iv), one Business Day prior to the date of prepayment), specifying: (i) the amount of the prepayment, which shall be in an aggregate minimum principal amount of $5,000,000 (in the case of Eurodollar Rate Loans) or in an aggregate minimum principal amount of $1,000,000 (in the case of Base Rate Loans) or any integral multiple of $1,000,000 in excess thereof; and (ii) the date of prepayment. Such notice shall not thereafter be revocable by the Company and the Administrative Agent will promptly notify each Lender under the affected Tranche(s) of such Lender's ratable share of such prepayment.
       If such notice is given, the Company shall make such prepayment on the date specified in such notice, together with, in the case of a prepayment of Eurodollar Rate Loans, accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.04."

       3.04 AMORTIZATION. To equalize unscheduled amortization applicable to the Commitments, and to the Revolving Loans, the Letter of Credit Usage, the Tranche A Loans, the Tranche B Loans, and the Tranche C Loans, Section 2.08 is amended to read as follows (and, accordingly, all references in the Agreement to Sections 2.08(a), 2.08(d) and 2.08(g) are hereby amended to be references to Sections 2.08(a)(i), 2.08(a)(iv) and 2.08(c), respectively):

       "2.08  PREPAYMENTS OF LOANS AND CERTAIN RELATED REDUCTIONS IN
       COMMITMENTS.

       "(a)          MANDATORY PREPAYMENTS.  The Company shall prepay the Loans and Cash Collateralize the Letters of Credit, for application in accordance with Section 2.08(c) below, as follows:

              "(i)   Subject to clauses (A) and (B) below, upon the receipt of
              any Net Cash Proceeds of any Disposition (other than Excluded Dispositions) by the Company or any of its Subsidiaries, the Company shall promptly make prepayments in an amount equal to 100% of such Net Cash Proceeds.

                     "(A)   So long as no Default or Event of Default shall have
                     occurred and be continuing, the Company may promptly deliver a certificate to the Administrative Agent stating that it intends, in good faith, to use some or all of such Net Cash Proceeds in a Covered Transaction or for general corporate purposes. In such case, the Company shall make a prepayment under this Section 2.08(a)(i) in an amount equal to the Asset Disposition Prepayment Percentage of such Net Cash Proceeds and shall not be required to make a prepayment using the Asset Disposition Reinvestment Percentage of such Net Cash Proceeds; PROVIDED, that the Company shall make a prepayment using the Asset Disposition Reinvestment Percentage of Net Cash Proceeds upon the earliest to occur of (x) the date which is 360 days after such Disposition if (1) a definitive agreement to acquire or develop theatre properties or other activities incidental thereto which would utilize such Net Cash Proceeds has not theretofore been entered into or (2) the Company fails to notify the Administrative Agent in writing that the Company intends, in good faith, to use such Net Cash Proceeds for general corporate purposes, (y) the last day specified in the definition of 'Covered Transaction' that such Net Cash Proceeds could have been used in a Covered Transaction, and (z) the date any Default or Event of Default occurs. Any Net Cash Proceeds not immediately paid to the Administrative Agent as permitted above shall be deposited by the Company into a segregated deposit account with Bank of America, N.A. within ten Business Days of receipt and the Company shall invest such Net Cash Proceeds only in Permitted Investments. As used herein, 'Asset Disposition Reinvestment Percentage' means, until the date on which audited financial statements for fiscal year ended December 28, 2000 are delivered pursuant to
                     Section 6.01(a) below if no Default or Event of Default has occurred and is then continuing, 25% and, thereafter, 100%.

                     As used herein, 'Asset Disposition Prepayment Percentage' means, until the date audited financial statements for fiscal year ended December 28, 2000 are delivered pursuant to Section 6.01(a) below if no Default or Event of Default has occurred and is then continuing, 75% and, thereafter, 0%; and

                     "(B)   So long as no Event of Default shall have occurred
                     and be continuing, no prepayments under this Section 2.08(a)(i) are required to be made until the aggregate Net Cash Proceeds from Dispositions payable to the Lenders equal $1,000,000 or more; and when the aggregate Net Cash Proceeds from Dispositions payable to the Lenders equal $1,000,000 or more, the Company promptly shall make a prepayment in an amount equal to all of such retained amounts in accordance with this Section 2.08(a)(i).

              "(ii) Following delivery of each compliance certificate pursuant to Section 6.02(b), but not later than each April 30 of each year, the Company shall make prepayments in an amount equal to the Net Cash Proceeds Percentage (determined in accordance with the definition of 'Net Cash Proceeds' in this Agreement) of any Excess Cash during the preceding fiscal year.

              "(iii) Upon the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds of any additional Indebtedness (excluding Indebtedness hereunder and Indebtedness permitted under Section 7.01) incurred or issued by the Company or any of its Subsidiaries, the Company shall make prepayments in an amount equal to the Net Cash Proceeds Percentage of such Net Cash Proceeds applicable to Equity Proceeds pursuant to the definition of 'Net Cash Proceeds' in this Agreement.

              "(iv) Upon the receipt by the Company or any of its Subsidiaries of any Net Cash Proceeds of any additional equity issued by the Company or any of its Subsidiaries, the Company shall make prepayments in an amount equal to the Net Cash Proceeds Percentage (determined in accordance with the definition of 'Net Cash Proceeds' in this Agreement) of such Net Cash Proceeds PROVIDED, HOWEVER, that up to $5,000,000 of such Net Cash Proceeds received upon the exercise of stock options or the purchase of stock by officers and employees of the Company and its Subsidiaries shall not be required to be prepaid.

              "(v)   The Company shall make prepayments in full promptly upon a
              Change in Control Event or upon a Change in Control (as defined in the Indentures pursuant to which the Senior Subordinated Notes were issued) resulting in an offer to purchase or redeem Senior Subordinated Notes.

       "(b)   CONCURRENT REDUCTIONS IN COMMITMENTS AND PREPAYMENTS.

              (i)    Concurrently with each reduction of Commitments pursuant to
              Section 2.06 (except Section 2.06(a)), the Company shall prepay Loans and/or Cash

              Collateralize Letters of Credit in the relevant Tranches in an amount equal to such reduction (which prepayment shall be made in the case of the Revolving Commitment regardless of whether the Revolving Commitment then exceeds the outstanding Revolving Loans and Letters of Credit).

              (ii) Concurrently with each prepayment of Loans and/or Cash Collateralization of Letters of Credit pursuant to Section 2.08(a), the Company shall be deemed to have reduced the Commitments of the Tranches prepaid in an amount equal to such prepayment (or, in the case of payments applied to Cash Collateralize Letters of Credit, shall be deemed to have reduced the Revolving Commitment in the amount paid to Cash Collateralize Letters of Credit).

       "(c)   APPLICATION OF PAYMENTS.  Subject to the provisions of subsection
       (v) below, each prepayment of Loans and/or Cash Collateralization of Letter of Credits pursuant to Section 2.07 or Section 2.08(a) shall be applied as follows:

              "(i)   Prepayments shall be allocated among the Tranches as
              follows:

                     "(A)   to the extent paid under Section 2.08(a), to prepay
                     principal on Revolving Loans and to Cash Collateralize outstanding Letters of Credit in an aggregate amount equal to the amount, if any, by which, on the date of payment pursuant to Section 2.08(a), (1) the aggregate principal amount of Revolving Loans and Letter of Credit Usage then outstanding exceed (2) the aggregate principal amount of Revolving Loans and Letter of Credit Usage outstanding on the Effective Date of (and as defined in) the Third Amendment to this Agreement (such aggregate amount on the Effective Date of the Third Amendment being the 'Base Revolving Commitment').

                     "(B)   to the extent paid under Section 2.07, to prepay
                     principal on Revolving Loans and to Cash Collateralize outstanding Letters of Credit.

                     "(C)   after paying Revolving Loans and Cash
                     Collateralizing Letters of Credit in accordance with clauses (A) and (B) above, to the Lenders in accordance with their respective Pro Rata Shares of the aggregate principal amount of Loans and Letter of Credit Usage under all Tranches.

              "(ii) Prepayments to be applied to Term Loans shall be applied ratably to the remaining unpaid installments of the Term Loans then outstanding.

              "(iii) Prepayments of Revolving Loans and Cash Collateralization of Letters of Credit shall be applied first against Revolving Loans, and any prepayment amount remaining after payment in full of the Revolving Loans shall be applied to Cash Collateralize outstanding Letters of Credit.

              "(iv) Any prepayments made on a day other than an Interest Payment Date for any Loan shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Rate Loans with the shortest Interest Periods remaining; PROVIDED,

              HOWEVER, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Company may, at its option, place any amounts which it would otherwise be required to use to prepay Eurodollar Rate Loans on a day other than the last day of the Interest Period therefor in a Cash Collateral Account until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Eurodollar Rate Loans; PROVIDED, FURTHER, that the required date for repayment shall not be extended pursuant to the foregoing proviso (and such repayment when made shall be subject to Section 3.04): (i) if an Event of Default or Default has occurred and is continuing or (ii) with respect to any Eurodollar Rate Loans with an Interest Period that expires more than three months, after the date prepayment would otherwise be due hereunder.

              "(v)   Notwithstanding the provisions of subsection (i) through
              (iii) above, at any time, the Company may, in its sole discretion, elect to give each Lender in any designated Tranche the right to waive any prepayment to which it is otherwise entitled to receive under Section 2.08(a). If any such Lender waives the right to receive such prepayment, the amount that would have been used to prepay such Lender shall be used instead to prepay other Lenders in the designated Tranche not electing to so waive receipt of such prepayment."

       3.05 SHARING OF PAYMENTS, ETC. To permit payment of the Revolving Loans and Cash Collateralization of Letters of Credit to the extent outstanding in excess of the Base Revolving Commitment (as defined in Section 2.08(c) of the Agreement), Section 2.15 is amended to read as follows:

       "2.15  SHARING OF PAYMENTS, ETC.

       "(a) If, other than as provided in Section 3.01, 3.03, 3.04 or 3.06, any Lender shall obtain on account of the Loans made by it or Unreimbursed Drawings, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments on account of the Loans or Unreimbursed Drawings obtained by all the Lenders under the Tranches entitled thereto in accordance with Section 2.15(b) below, such Lender shall forthwith (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Lenders such participations in the Loans made by them or Unreimbursed Drawings as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each Lender entitled thereto; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid thereto together with an amount equal to such paying Lender's Pro Rata Share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other similar amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

       "(b)  For purposes of this Section 2.15:

              "(i)   so long as no Event of Default shall have occurred and be
              continuing, payments shall be made to the Lenders according to their Pro Rata Shares of their respective Loans and/or Letter of Credit Usage under the relevant Tranche(s) in accordance with this Agreement; and

              "(ii)  following an Event of Default, payments shall be applied

                     "(A)   FIRST to pay principal on Revolving Loans and to
                     Cash Collateralize outstanding Letters of Credit to the extent, if any, on the date a Lender receives payment to be shared pursuant to this Section 2.15, the sum of (1) the aggregate principal amount of Revolving Loans and Letter of Credit Usage exceed the Base Revolving Commitment (as defined in Section 2.08(c) above); and

                     "(B)   SECOND, after paying Revolving Loans and Cash
                     Collateralizing Letters of Credit in accordance with clause
                     (A) above, to pay the remaining Loans and to Cash Collateralize outstanding Letters of Credit for application under (x) the relevant Tranche(s) in accordance with this Agreement unless all the Obligations have been accelerated or are otherwise due and payable or (y) if all Obligations have been accelerated or are otherwise due and payable, all Tranches according to the Lenders' Pro Rata Shares of outstanding Credit Exposures.

       "(c) The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.08) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section and shall in each case notify the Lenders following any such purchases; PROVIDED, HOWEVER, that any failure by the Administrative Agent to so notify the Lenders shall not alter the Lenders' rights or duties hereunder."

       3.06 CONDITIONS TO CREDIT EXTENSIONS. To add an additional condition precedent to the obligation of each Lender to make any Revolving Loan and for any Issuing Lender to issue, amend to increase the amount of or extend any Letter of Credit, Section 4.02(d) is amended to read as follows:

       "(d) Officer's Certificate. The Administrative Agent or the Issuing Lender, with a copy to the Administrative Agent, as applicable, shall have received a certificate of a Responsible Officer of the Company certifying that, as of the date such Borrowing is requested and as of the date on which such Borrowing is to be made:

              "(i)   to the best of such officer's knowledge, the Company and
              each of the other Loan Parties is in compliance with all of the terms and conditions of this Agreement and the Loan Documents;

              "(ii)  such Borrowing will not violate Section 1008 or
              Section 1018 of the Indentures pursuant to which the Senior Subordinated Notes were issued;

              "(iii) if such Borrowing is requested at any time prior to February 1, 2001, unless otherwise agreed by Revolving Lenders holding 66 2/3% of the Revolving Commitments, the consolidated Operating Cash Flow of the Company and its Subsidiaries for the twelve month period most recently ended was not less than:

               For the twelve month period ending on     Not less than
               -------------------------------------     -------------
                   the last day of fiscal month:
                   -----------------------------
              --------------------------------------------------------
              October, 1999                               $67,000,000
              --------------------------------------------------------
              November, 1999                              $69,000,000
              --------------------------------------------------------
              December, 1999                              $73,000,000
              --------------------------------------------------------
              January, 2000                               $74,000,000
              --------------------------------------------------------
              February, 2000                              $79,000,000
              --------------------------------------------------------
              March, 2000                                 $83,000,000
              --------------------------------------------------------
              April, 2000                                 $84,000,000
              --------------------------------------------------------
              May, 2000                                   $84,000,000
              --------------------------------------------------------
              June, 2000                                  $84,000,000
              --------------------------------------------------------
              July, 2000                                  $85,000,000
              --------------------------------------------------------
              August, 2000                                $85,000,000
              --------------------------------------------------------
              September, 2000                             $85,000,000
              --------------------------------------------------------
              October, 2000                               $85,000,000
              --------------------------------------------------------
              November, 2000                              $85,000,000
              --------------------------------------------------------
              December, 2000                              $97,000,000
              --------------------------------------------------------

              "(iv) such Responsible Officer has obtained no knowledge of any Default or Event of Default; and

              "(iv) the representations and warranties made by the Company contained in Article V are true and correct in all material respects as of such dates."

       3.07 REPORTING. To require the delivery of certain additional reports by the Company, Section 6.01 is amended to delete Section 6.01(f) and to insert in lieu thereof:

       "(f) as soon as available, but in any event, not later than twenty (20) days after the first day of each month, a copy of a cash budget in form and substance satisfactory to the Administrative Agent for the twelve month period beginning with the months during which such budget is delivered and a statement of variances during the month just ended from any previously delivered cash budget.

       "(g) as soon as available, but in any event, not later than seven (7) days after the first day of each month, a report on the status of "Project Cleanup", substantially in the form of the report dated August 25, 1999 delivered to the Lenders with respect to "Project Cleanup" on or prior to the Effective Date of (and as defined in) the Third Amendment to this Agreement;

       "(h) as soon as available, but in any event, not later than seven (7) days after the first day of each month, a summary of admissions and concessions revenues and attendance for the Company prepared on a consolidated basis, in form and substance satisfactory to the Agent, for the month just ended; and

       "(i) as soon as available, but in any event, not later than twenty (20) days after the first day of each month, an Operating Cash Flow report for the Company prepared on a consolidated basis, in form and substance satisfactory to the Agent, for the twelve month period just ended."

       3.08 CERTIFICATE. To require the delivery of an additional certificate evidencing compliance with the Agreement, Section 6.02 is amended to re-designate subsection (f) as subsection (g) and to insert immediately prior to such subsection (g) a new subsection (f) to read as follows:

       "(f) On or before the first day of each month in which the Company intends to pay principal or interest on account of the Senior Subordinated Notes, a certificate of a Responsible Officer of the Company certifying that, to the best of such officer's knowledge, immediately before and after giving effect to such payment no Default or Event of Default will have occurred and be continuing under this Agreement;"

       3.09   FINANCIAL COVENANTS.  To modify the financial covenants, Section
7.12 is amended to read as follows:

       "7.12  Financial Ratios.  The Company shall not:

       "(a)   As of the end of any fiscal quarter, commencing with the fiscal quarter ending December 28, 2000, permit the Senior Leverage Ratio or the Total Leverage Ratio to exceed the ratios set forth below:

                                                  SENIOR       TOTAL LEVERAGE
                        PERIOD                 LEVERAGE RATIO      RATIO
- -------------------------------------------------------------------------------
        December 28, 2000                         3.50:1.00       5.50:1.00

        March 29, 2001 through January 3, 2002    3.00:1.00       5.00:1.00

        March 28, 2002 and thereafter             3.00:1.00       4.50:1.00

       "(b)   As of the end of any fiscal quarter, commencing with the fiscal quarter ending September 30, 1999, permit the ratio of (i) Operating Cash Flow PLUS Pro Forma Lease Expense to (ii) Pro Forma Debt Service to be less than (x) through September 28, 2000, 1.00 to 1.00, or (y) thereafter, 1.15 to 1.0;

       "(c)   As of the end of any fiscal quarter, commencing with the fiscal quarter ending September 30, 1999, permit the ratio of (i) Operating Cash Flow PLUS Consolidated Lease Expense, to (ii) Consolidated Interest Expense PLUS Consolidated Lease Expense to be less than the ratios set forth below:

                          PERIOD                         MINIMUM RATIO
- -------------------------------------------------------------------------------
          Through September 28, 2000                     1.00 to 1.00

          December 28, 2000                              1.20 to 1.00

          December 29, 2000 through March 31, 2003       1.40 to 1.00

          April 1, 2004 and thereafter                   1.50 to 1.00

       "(d)   For the fiscal years ending December 30, 1999 and December 28,
       2000, make, on a Consolidated basis, Capital Expenditures in an aggregate amount in excess of (i) the Maximum Permitted Capital Expenditure for such year plus (ii) the amount, if any (up to $10,000,000) by which actual Capital Expenditures made in the immediately prior fiscal year were less than the Maximum Permitted Capital Expenditures; provided that the aggregate amount added to Maximum Permitted Capital Expenditure pursuant to this clause (ii) shall not exceed $10,000,000 in any fiscal year. For purposes of this Section 7.12(d), 'Maximum Permitted Capital Expenditure' means, (x) for the fiscal year ending December 30, 1999, $50,000,000 and (y) for the fiscal year ending December 28, 2000 and, thereafter, until audited financial statements are delivered pursuant to
       Section 6.01(a) for fiscal year ended December 28, 2000 and no Default or Event of Default has occurred and is continuing, $25,000,000.

       "(e)   Permit its Operating Cash Flow, determined on a Consolidated basis for the four fiscal quarters ending on the dates set forth below, to be less than the amounts set forth next to such dates:

- -------------------------------------------------------------------------------
        Four Fiscal Quarters Ending On:            Operating Cash Flow
        -------------------------------            -------------------
- -------------------------------------------------------------------------------
              September 30, 1999                       $70,000,000
- -------------------------------------------------------------------------------
               December 30, 1999                       $73,000,000
- -------------------------------------------------------------------------------
                March 30, 2000                         $83,000,000
- -------------------------------------------------------------------------------
                 June 29, 2000                         $84,000,000
- -------------------------------------------------------------------------------
              September 28, 2000                       $85,000,000
- -------------------------------------------------------------------------------
               December 28, 2000                       $97,000,000
- -------------------------------------------------------------------------------

       3.10 REAL ESTATE COLLATERAL. To provide that the Collateral may include real estate in the State of California and certain other states, Section 9.10(c) is amended to read as follows:

       "(c) So long as the Obligations are secured by real estate in any Covered Jurisdiction (as defined below), no Lender shall exercise any Restricted Action (as defined below) with respect to the Company, any other Loan Party, or any Collateral without the prior written consent of the Administrative Agent. For purposes of this SECTION 9.10(c), "Restricted Action" means (i) exercising the right of set off, (ii) exercising a banker's lien, (iii) foreclosing on or selling any Collateral, (iv) initiating any legal action, or (v) exercising any similar right or remedy. For purposes of this SECTION 9.10(c), "Covered Jurisdiction" means the State of California and any other jurisdiction in which the exercise of a Restricted Action may (a) result in loss of deficiency rights, (b) be deemed an "action" for purposes of any "one form of action" law, (c) be subject to any "security first" law, or (d) otherwise result in limitations on, losses of, or other adverse effects on the rights of the Administrative Agent or any Lender."

       4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Third Amendment is subject to the conditions that the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and its counsel:

       (a) Third Amendment. This Third Amendment duly executed by the parties hereto.

       (b) (i) Resolutions; incumbency. Copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement, (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized to execute and deliver this Third Amendment.

       (c) (i) Resolutions; incumbency. Copies of the resolutions of the board of directors of each of the Subsidiary Guarantors executing the Consent of Guarantors at the end of this Third Amendment approving and authorizing the execution, delivery and performance by such Subsidiary Guarantors of such Consent of Guarantors and (ii) a certificate of the Secretary or Assistant Secretary of such Subsidiary Guarantor certifying the names and true signatures of the officers authorized to execute and deliver such Consent of Guarantors.

       (d) Legal Opinions. Written legal opinion of counsel to the Company and each of the Subsidiary Guarantors.

       (e)    Certificate.  A certificate signed by a Responsible Officer:

                     (i) stating that the representations and warranties of the Company and the Subsidiary Guarantors contained in the Agreement, this Third Amendment and each of the other Loan Documents are true and correct;

                     (ii) stating that no Default or Event of Default exists after giving effect to this Third Amendment.

       (f) Fees. (i) An amendment fee equal to .50% of the Credit Exposure for the account of the Lenders executing this Third Amendment not later than the Effective Date according to their Pro Rata Shares thereof; (ii) all fees and expenses payable to the Administrative Agent and the Lenders as provided in
Section 10.04 of the Agreement and as otherwise agreed by the Company, and (iii) payment or agreement to pay a restructuring fee to the Agent.

5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lenders, the Issuing Lender(s) and the Agents as of the Effective Date, that:

              5.01 AUTHORIZATION BY COMPANY. The execution, delivery and performance of this Third Amendment by the Company have been duly authorized by all necessary corporate action by the Company, and this Third Amendment has been duly executed and delivered by the Company.

              5.02 AUTHORIZATION BY SUBSIDIARY GUARANTORS. The execution, delivery and performance of the Consent of Guarantors at the end of this Third Amendment by the Subsidiary Guarantors have been duly authorized by all necessary corporate action by each such Subsidiary Guarantor, and such Consent of Guarantors has been duly executed and delivered by each such Subsidiary Guarantor.

              5.03 BINDING OBLIGATION OF COMPANY. This Third Amendment is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

              5.04 BINDING OBLIGATION OF SUBSIDIARY GUARANTORS. The Consent of Guarantors at the end of this Third Amendment is a legal, valid and binding obligation of each Subsidiary Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and to general principles of equity.

              5.05 INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties set forth in Article V of the Agreement are true and correct on and as of the Effective Date with the same effect as if made on and as of the Effective Date.

              5.05 DEFAULT. No Default or Event of Default under the Agreement has occurred and is continuing after giving effect to this Third Amendment.

6.     MISCELLANEOUS.

              6.01 WAIVERS. This Third Amendment is specific in time and in intent and does not constitute, nor except as specifically set forth herein, should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under the Agreement or any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

              6.02 EFFECTIVENESS OF AGREEMENT. Except as hereby amended, the Agreement shall remain in full force and effect.

              6.03 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Third Amendment shall become effective on the Effective Date upon the Company, the Majority Lenders, the Required Class Lenders, and the Agents signing a copy hereof, and the Guarantors consenting hereto, whether the same or counterparts, and delivering the same to the Administrative Agent.

              6.04 JURISDICTION. THIS THIRD AMENDMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   UNITED ARTISTS THEATRE COMPANY

                                   By  /s/ Kurt C. Hall
                                       --------------------------------------
                                                 Kurt C. Hall
                                                 President and
                                            Chief Executive Officer




                                   BANK OF AMERICA, N.A., AS ADMINISTRATIVE
                                   AGENT


                                   By  /s/ David Price
                                       --------------------------------------
                                                 David Price
                                                 Vice President


                                   BANK OF AMERICA N.A., AS A LENDER AND ISSUING LENDER

                                   By:  /s/ Clara Y. Strand
                                       --------------------------------------

                                   Name:  Clara Yang Strand
                                          -----------------------------------

                                   Title: Managing Director
                                          -----------------------------------

                                   BANKBOSTON, N.A., AS DOCUMENTATION AGENT, A
                                   LENDER AND ISSUING LENDER

                                   By:  /s/ Matthew E. Murphy
                                       --------------------------------------

                                   Name:  Matthew E. Murphy
                                          -----------------------------------

                                   Title: Director
                                          -----------------------------------

                                   MERRILL LYNCH CAPITAL CORPORATION, AS A
                                   CO-SYNDICATION AGENT AND A LENDER

                                   By:  /s/ Jamie Hallowell
                                       --------------------------------------

                                   Name:  Jamie Hallowell
                                          -----------------------------------

                                   Title: Vice President
                                          -----------------------------------

                                   MORGAN STANLEY SENIOR
                                   FUNDING, INC., AS A CO-SYNDICATION AGENT AND
                                   A LENDER


                                   By:  /s/ Christopher A. Pucillo
                                       --------------------------------------

                                   Name:  Christopher A. Pucillo
                                          -----------------------------------

                                   Title: Vice President
                                          ------------------------------------

                                   PNC BANK, N.A. AS CO-AGENT AND A LENDER


                                   By:  /s/ Robert D. Mace
                                       --------------------------------------

                                   Name:  Robert D. Mace
                                          -----------------------------------

                                   Title: Vice President
                                          -----------------------------------

                                   By:
                                       --------------------------------------

                                   Name:
                                          -----------------------------------

                                   Title:
                                          -----------------------------------

                                CONSENT OF GUARANTORS

              Each of the undersigned Subsidiary Guarantors hereby (1) acknowledges that it has reviewed and consented to the foregoing Third Amendment, (2) represents and warrants to the Administrative Agent, the other Agents, the Issuing Lenders and the Lenders that (i) there is no defense, counterclaim or offset of any type or nature under its Subsidiary Guaranty (as such term and other capitalized but otherwise undefined terms used in this Consent are defined in the Agreement as amended by the Third Amendment) to which it is a party and that (ii) its Subsidiary Guaranty remains in full force and effect after giving effect to the Third Amendment, and (3) reaffirms, in all respects, its Subsidiary Guaranty and the Collateral Documents to which it is a party.


              Each of the undersigned Subsidiary Guarantors hereby further acknowledges and agrees, and the Subsidiary Guaranty is hereby amended to provide that, in the event that all or any part of the Guarantied Obligations (as defined in the Subsidiary Guaranty) at any time are secured, directly or indirectly, by any one or more deeds of trust or mortgages creating or granting Liens on any interests in real property (1) upon the occurrence of and during the continuance of any Event of Default, at the sole option of the Administrative Agent, without notice or demand and without affecting any Guarantied Obligations, the enforceability of the Subsidiary Guaranty, or the validity or enforceability of any Liens of the Administrative Agent on any Collateral, the Administrative Agent may foreclose any or all of such deeds of trust or mortgages by judicial or non-judicial sale; (2) the Subsidiary Guaranty will at all times remain in full force and effect as to such Subsidiary Guarantor notwithstanding that, if the Administrative Agent forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust, directly or indirectly, securing Guarantied Obligations, that foreclosure could impair or destroy any ability that such Subsidiary Guarantor may have to seek reimbursement, contribution or indemnification from any other Subsidiary Guarantor or others based on any right such Subsidiary Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by such Subsidiary Guarantor under the Subsidiary Guaranty; (3) in the absence of this provision, such potential impairment or destruction of such Subsidiary Guarantor's rights, if any, may entitle such Subsidiary Guarantor to assert a defense to the Subsidiary Guarantor based on Section 580d of the California Code of Civil Procedure as interpreted in UNION BANK V. GRADSKY, 265 Cal. App. 2d. 40
(1968), (3) such Subsidiary Guarantor freely, irrevocably and unconditionally
(i) waives and relinquishes that defense and agrees that such Subsidiary Guarantor will be fully liable under the Subsidiary Guaranty even through the Administrative Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Guarantied Obligations; (ii) agrees that such Subsidiary Guarantor will not assert that defense in any action or proceeding which the Administrative Agent may commence to enforce the Subsidiary Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Subsidiary Guarantor under the Subsidiary Guaranty include any right or defense that such Subsidiary Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California law or other applicable law; (iv) acknowledges and agrees that the Administrative Agent, the Agents and the Lenders are relying on this waiver, and that this waiver is a material part of the consideration which they are receiving for creating the Guarantied Obligations; and (v) waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages and such Subsidiary Guarantor's failure to receive any such notice shall not impair or affect such Subsidiary Guarantor's obligations hereunder or the enforceability of the Subsidiary Guaranty or any Liens created or granted thereby.

Dated:  September 27, 1999

                                   UNITED ARTISTS THEATRE CIRCUIT, INC.
                                   UNITED ARTISTS REALTY COMPANY
                                   UNITED ARTISTS PROPERTIES I CORP.
                                   UNITED ARTISTS PROPERTIES II CORP.
                                   UNITED ARTISTS SMITHTOWN PROPERTIES, INC.





                                   By:  /S/ Kurt C. Hall
                                       --------------------------------------
                                                        Kurt C. Hall
                                                        President and
                                                   Chief Executive Officer

                                                                SCHEDULE 1.01(a)

                                 APPLICABLE AMOUNTS


    (REVOLVING COMMITMENT, REVOLVING LOANS, TRANCHE A TERM LOANS, TRANCHE B TERM
                          LOANS, AND TRANCHE C TERM LOANS)


                            (expressed in basis points)

                            LETTERS OF CREDIT

        TOTAL LEVERAGE         EURODOLLAR           BASE RATE     COMMITMENT
          RATIO (x)(1)         RATE LOANS             LOANS           FEE

- -------------------------------------------------------------------------------
           6.00 < = x            425.00              325.00          62.50

           x < 6.00              375.00              275.00          62.50


(1) Calculated excluding issued and outstanding letters of credit.